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                                  EXHIBIT 24.2

                               RONALD R. CHADWICK
                           CERTIFIED PUBLIC ACCOUNTANT
                         2851 S. PARKER ROAD, SUITE 720
                             AURORA, COLORADO 80014

                            TELEPHONE: (303) 306-1967
                           TELECOPIER: (303) 306-1944



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the use in this Form S-8 filing by Chancellor Group, Inc., of my report dated February 22, 2000 relating to the consolidated financial statements of Chancellor Group, Inc. which appear by reference in said filing. I also consent to the reference to my firm under the heading "Experts", if used, in said filing.


Aurora, Colorado                                   /S/ RONALD R. CHADWICK, P. C.
November 20, 2000                                 ------------------------------
                                                  RONALD R. CHADWICK, P.C.